EXHIBIT 99.1

FORM OF PROXY MATERIALS OF WELLCHOICE, INC.

WELLCHOICE, INC.

SPECIAL MEETING OF STOCKHOLDERS

    , 2005

     A.M., LOCAL TIME

WELLCHOICE, INC. PROXY/VOTING INSTRUCTIONS

FOR SPECIAL MEETING OF STOCKHOLDERS

    , 2005

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON     , 2005. YOUR SHARES OF STOCK WILL BE VOTED AS YOU SPECIFY. IF NO CHOICE IS SPECIFIED, YOUR PROXY WILL BE VOTED “FOR” PROPOSAL 1, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS, AND ALL ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

By signing on the other side, I/we appoint Michael A. Stocker, M.D., John W. Remshard and Linda V. Tiano, and either of them, as proxies, each with full power of substitution, acting jointly or by any of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in WellChoice, at the Special Meeting of Stockholders to be held on     , 2005, or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided below and at their discretion on any matters that may properly come before the meeting.

The board of directors recommends a vote “FOR” Proposal 1 listed on the reverse side of this card. The board of directors knows of no other matters that are to be presented at the meeting.

Please sign on the reverse side of this card and mail it in the envelope provided as soon as possible. If you do not sign and return a proxy, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from WellChoice prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement/prospectus dated     , 2005.

SEE REVERSE SIDE. If you wish to vote by mail, just complete, sign and date the reverse side of this card and use the enclosed envelope. IF YOU DO NOT SUBMIT YOUR PROXY OR PROPERLY INSTRUCT YOUR BROKER TO VOTE YOUR SHARES AND YOU DO NOT VOTE IN PERSON AT THE SPECIAL MEETING OF STOCKHOLDERS, THE EFFECT WILL BE THE SAME AS IF YOU VOTED “AGAINST” PROPOSAL 1.

WellChoice, Inc.

Please see the reverse side of this card if you plan

to attend the Special Meeting.

VOTE BY MAIL

Your vote is important!

To vote by mail, detach and return the Proxy Card below.

☒ Please mark votes as in this example.

The board of directors recommends a vote “FOR” Proposal 1.

1. To adopt the Agreement and Plan of Merger, DATED as of September 27, 2005, among WellPoint, WellPoint Holding Corp. and WellChoice, and the transactions contemplated thereby, including the merger, as more fully described in the accompanying proxy statement/prospectus.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature:	Date:	Signature (if held jointly):	Date:

___________________________	________________	________________________	_________________

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee, guardian or in other representative capacity, please state your full title as such.